UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 20, 2006

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Cummins Inc. and Beijing-based Beiqi Foton Motor Company (Beiqi Foton) have signed an agreement to form a 50/50 joint venture company, Beijing Foton Cummins Engine Company Limited (BFCEC) to produce two types of Cummins light-duty, high-performance diesel engines in Beijing.  A copy of the press release announcing the signing is attached hereto as an exhibit.

Item 9.01.  Financial Statements and Exhibits

             (d)  The following exhibit is furnished herewith:

                         99.1  Press Release dated October 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

October 19, 2006

Cummins and Beiqi Foton Motor form joint venture to produce high-performance, light-duty diesel engines in China

Beijing, China - Cummins Inc. (NYSE: CMI) and Beijing-based Beiqi Foton Motor Company (Beiqi Foton) today signed an agreement to form a 50/50 joint venture company, Beijing Foton Cummins Engine Company Limited (BFCEC) to produce two types of Cummins light-duty, high-performance diesel engines in Beijing.

The engines primarily will be used in light-duty commercial trucks, pickup trucks, multipurpose and sport utility vehicles. Certain types of marine, small construction equipment and industrial applications also will be served by this engine family.

Foton, founded in 1996, is the largest producer in the light-duty truck market in China, selling more than 260,000 units in 2005. The two partners initially will invest a combined $126 million into BFCEC.

The joint venture plant will have an annual capacity of 400,000 units and will produce Cummins 2.8-liter and 3.8-liter clean diesel engines, which will meet stringent on-highway and off-highway emission standards worldwide, including Euro IV and above. BFCEC is scheduled to begin production in 2008.

"This joint venture provides Cummins with the opportunity to enter an exciting new market with the support of a well-respected partner," said Cummins President and Chief Operating Officer Joe Loughrey. "These new products represent the Company's latest efforts to expand its presence in the important China market, where Cummins has enjoyed considerable success over the years."

The light-duty truck market in China produced 860,000 units in 2005 and is projected to grow at 8 percent a year for the foreseeable future.

"Foton Motor is a strong player in China's commercial vehicle industry, while Cummins is a global power leader," said Foton President Wang Jinyu. "The cooperation between the two powerhouses will bring us a win-win relationship."

BFCEC represents a further expansion of Cummins' product line in China, where the Company already is the leading foreign producer of heavy-duty and mid-range diesel engines. Cummins began licensing its engine technology in China in 1981 and formed its first joint venture in the country in 1995.

Today, Cummins operates more than 20 facilities in China - including nine manufacturing sites (BFCEC will be the 10th) - representing all areas of the Company's business.  Cummins consolidated and unconsolidated sales in China have exceeded $1 billion for the past two years.

About Foton Motor

Beiqi Foton Motor Co., Ltd., established in 1996, has quickly grown into one of China's largest producers in the commercial vehicle industry, and the leading maker of light-duty trucks. Foton's product line includes trucks with payload under 35 tons, light bus, SUV, pickup truck, medium and large buses. With 28,000 employees, Foton produced more than 310,000 total vehicles in 2005. Further information can be found at www.foton.com.cn

About Cummins Inc.

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $550 million on sales of $9.9 billion in 2005. Press releases can be found on the Web at www.cummins.com.

Information provided and statements in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.